UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    March 11, 2005

                           JPC CAPITAL PARTNERS, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                       333-74396               58-2451191
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer
        incorporation)                                       Identification No.)

 555 North Point Center East, 4th Floor, Alpharetta, Georgia        30022
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code     678-366-5019
                                                       -------------------------



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                                CORPFIN.COM, INC.
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          (Former Name or Former Address, If Changed Since Last Report)

Item 8.01.                 Other Events

The Company filed its Form 10-KSB for calendar year ended December 31, 2003 on March 26, 2004, but did not include certain newly required information in accordance with Sections 406 and 407 of Sarbanes-Oxley regarding Audit Committee Financial Expert and Code of Ethics. Such information is as follows:

Audit Committee

Our audit committee is comprised of all of our directors. None of the directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engaged by the audit committee.

Audit Committee Financial Expert

We currently have no audit committee financial expert. Our Board of Directors is in the process of selecting a qualified individual to appoint to the Board who also qualifies and can serve as an audit committee financial expert.

Code of Ethics

We currently have not adopted a corporate code of ethics, but we are in the process of drafting and approving a corporate code of ethics that will apply to all employees of the company including, but not limited to, our Chief Executive Officer and Chief Financial Officer.


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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              JPC Capital Partners, Inc.
                                                    (Registrant)



 Date: March 11, 2005                         By: /s/  John C. Canouse
                                                  -----------------------------
                                              Name:    John C. Canouse
                                              Title:   Chief Executive Officer
                                                       and President